EXHIBIT 2

                         SHAREHOLDERS' AGREEMENT

          SHAREHOLDERS' AGREEMENT, dated as of December 22, 2000 (as amended, supplemented or otherwise modified from time to time, this "Agreement"), among SEAT PAGINE GIALLE S.P.A. ("Parent"), a limited company Organized under the laws of the Republic of Italy and a majority owned subsidiary of Telecom Italia S.p.A., a limited company organized under the laws of the Republic of Italy, SOGERIM, SOCIETE ANONYME ("Lux Sub"), a Luxembourg corporation and a wholly owned subsidiary of Telecom Italia S.p.A., NICKEL ACQUISITION CORP., a New York corporation and a direct wholly owned subsidiary of Lux Sub ("Merger Sub"), and the undersigned SHAREHOLDERS (each, a "Shareholder" and, collectively, the "Shareholders") of NetCreations, Inc., a New York corporation ("Company").

          Capitalized and other terms used and not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement described below.

                              W I T N E S S E T H:
                               -------------------

          WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of the date hereof, among Parent, Lux Sub, Merger Sub and Company (as amended, supplemented or otherwise modified from time to time, the "Merger Agreement"), Parent has agreed to acquire, through Lux Sub and Merger Sub, all the outstanding securities of Company pursuant to a statutory merger of Merger Sub with and into Company in which each outstanding share of common stock, $.01 par value per share, of Company (the "Company Common Stock") will be converted into the right to receive $7.00 in cash as set forth in the Merger Agreement (the "Merger");

          WHEREAS, in order to induce Parent, Lux Sub and Merger Sub to enter into the Merger Agreement and consummate the Merger, the Shareholders desire to execute and deliver to Parent, Lux Sub and Merger Sub a shareholders' agreement upon the terms set forth herein; and

          WHEREAS, each Shareholder is the registered and beneficial owner of such number of shares of the outstanding capital stock of Company as is indicated on the signature page of this Agreement under the heading "Total Number of Shares of Company Capital Stock Owned on the Date Hereof", and such Shareholder desires to make the number of shares indicated on the signature page of this Agreement under the heading "Total Number of Shares of Company Capital Stock Subject to this Agreement" (such shares, together with any other shares of capital stock of Company acquired by such Shareholder after the date hereof and during the term of this Agreement (including through the exercise of any stock options, warrants or similar instruments), being collectively referred to herein as the "Shares") subject to the terms of this Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

          1. Ownership of Shares; Transfer. (a) Each Shareholder represents and warrants to Parent, Lux Sub and Merger Sub (collectively, the "Acquirors") that such Shareholder is the record and beneficial owner of, and has good and marketable title to, the Shares. The Shares constitute a portion of such Shareholder's interest in the outstanding capital stock and voting securities of Company. The Shares are free and clear of any liens, claims, options, charges or other encumbrances. Shareholder has the sole right to vote the Shares and, except as contemplated by this Agreement, none of the Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Shares. Such Shareholder's principal residence or place of business is accurately set forth on the signature page hereto. As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) the Effective Time or (ii) termination of the Merger Agreement in accordance with the terms thereof.

          (b) Other than pursuant to this Agreement, Shareholder shall not (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or enter into any contract, agreement, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, any Shares to any person (other than pursuant to the Merger) or
(ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any Shares and shall not commit or agree to take any of the foregoing actions. Shareholder shall not, nor shall Shareholder permit any entity under such Shareholder's control to, deposit any Shares in a voting trust.

          2. Agreement to Vote Shares. (a) Prior to the Expiration Date, at every meeting of the shareholders of Company at which any of the following is considered or voted upon, and at every adjournment or postponement thereof, and on every action or approval by written consent of the shareholders of Company with respect to any of the following, each Shareholder shall vote (or cause to be voted) the Shares in favor of adoption of the Merger Agreement and approval of the Merger and any other transactions contemplated by the Merger Agreement.

          (b) Prior to the Expiration Date, at every meeting of the shareholders of Company at which any of the following is considered or voted upon, and at every adjournment or postponement thereof, and on every action or approval by written consent of the shareholders of Company with respect to any of the following, each Shareholder shall vote (or cause to be voted) the Shares against
(i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, share exchange, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by or involving Company, (ii) any Competing Transaction and (iii) any amendment of Company's certificate of incorporation or by-laws or other proposal or transaction involving Company or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify any provision



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                                                                               4

of the Merger Agreement, the Merger or any other transaction contemplated by the Merger Agreement or change in any manner the voting rights of any class of capital stock of Company (each a "Frustrating Transaction"). No Shareholder shall commit or agree to take any action inconsistent with the foregoing.

          (c) Notwithstanding the foregoing, nothing in this Agreement shall limit or restrict any Shareholder from (i) acting in his or her capacity as a director or officer of Company, to the extent applicable, it being understood that this Agreement shall apply to each Shareholder solely in his or her capacity as a shareholder of Company or (ii) voting in his or her sole discretion on any matter other than those matters referred to in Section 2(a) or 2(b).

          3. IRREVOCABLE PROXY. Each Shareholder hereby irrevocably grants to, and appoints, Parent, Lux Sub and Merger Sub, or any of them, and any individual designated in writing by any of them, and each of them individually, as the Shareholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Shareholder, to vote the Shares of such Shareholder, or grant a consent or approval in respect of the Shares of such Shareholder in a manner consistent with Sections 2(a) and 2(b). Each Shareholder understands and acknowledges that each of the Acquirors is entering into the Merger Agreement in reliance upon such Shareholder's execution and delivery of this Agreement. Each Shareholder hereby affirms that the irrevocable proxy set forth in this Section 3 is given in connection with the agreement of Merger Sub to purchase the Shares of the Shareholder pursuant to the Merger Agreement. Each Shareholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Each Shareholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 609 of the New York Business Corporation Law. The irrevocable proxy granted hereunder shall automatically terminate upon the



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                                                                               5

termination of Sections 2(a) and 2(b) in accordance with Section 8. Upon the execution of this Agreement by each Shareholder, such Shareholder hereby revokes any and all prior proxies or powers of attorney given by such Shareholder with respect to the Shares and agrees not to grant any subsequent proxies or powers of attorney with respect to the Shares until after the Expiration Date.

          4. Representations, Warranties and Covenants of Shareholder. Each Shareholder hereby represents, warrants and covenants to each Acquiror as follows:

          (a) Each Shareholder has full power, authority and legal capacity to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Shareholder and constitutes the valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as may be limited by (i) the effect of bankruptcy, insolvency, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law. The execution and delivery of this Agreement by such Shareholder does not, and the performance of such Shareholder's obligations hereunder will not, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right to terminate, amend, accelerate or cancel any right or obligation under, or result in the creation of any lien or encumbrance on any Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Shareholder is a party or by which such Shareholder or the Shares are or will be bound or affected. If Shareholder is married and the Shares constitute community property or if there otherwise is a need for spousal or other approval of this Agreement for it to be legal, valid and binding, this



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                                                                               6

Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, Shareholder's spouse, enforceable against such spouse in accordance with its terms.

          (b) Except to the extent otherwise permitted under Section 6.04 of the Merger Agreement, until the Expiration Date, each Shareholder, in the Shareholder's capacity as a shareholder of Company, will not (and will use such Shareholder's reasonable best efforts to cause its affiliates, officers, directors and employees and any investment banker, attorney, accountant or other agent retained by such Shareholder, not to): (i) initiate or solicit, directly or indirectly, any proposal, plan or offer to acquire all or any material part of the business or properties or capital stock of Company, whether by merger, purchase of assets, tender offer or otherwise, or to liquidate Company or otherwise distribute to the shareholders of Company all or any substantial part of the business, properties or capital stock of Company (each, an "Acquisition Proposal"); (ii) initiate, directly or indirectly, any contact with any person in an effort to or with a view towards soliciting any Acquisition Proposal;
(iii) furnish information concerning Company's business, properties or assets to any corporation, partnership, person or other entity or group (other than Parent, or any affiliate, associate, agent or representative of Parent) under any circumstances that could reasonably be expected to relate to an actual or potential Acquisition Proposal; (iv) negotiate or enter into discussions or an agreement, directly or indirectly, with any entity or group with respect to any potential Acquisition Proposal or (v) either alone or together with any other shareholder of Company, request that a special meeting of the shareholders of Company be held to consider and vote on any Competing Transaction or Frustrating Transaction. In the event any Shareholder, in such Shareholder's capacity as a shareholder of Company, shall receive or become aware of any Acquisition Proposal subsequent to the date hereof, such Shareholder shall promptly inform Parent as to any such matter and the details thereof to the extent possible without breaching any



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                                                                               7

other agreement to which such Shareholder is a party or violating its fiduciary duties.

          (c) Each Shareholder understands and agrees that if any Shareholder attempts to vote or provide any other person with the authority to vote any of the Shares held by such Shareholder as of the record date for any meeting at which such Shares are to be voted other than in compliance with this Agreement, Company shall not, and such Shareholder hereby unconditionally and irrevocably instructs Company to not, record such vote unless and until such Shareholder shall have complied with the terms of this Agreement.

          5. No Limitation on Discretion as Director. If any Shareholder is a natural person and is a member of the board of directors of Company, then this Agreement will apply to the exercise by such Shareholder in his or her individual capacity of rights attaching to ownership of the Shares, and nothing herein shall be deemed to apply to, or to limit in any manner the discretion of such Shareholder with respect to, any action which may be taken or omitted by him or her acting in his or her fiduciary capacity as a member of the board of directors of Company.

          6. Additional Documents. Each Shareholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent, to carry out the purpose and intent of this Agreement.

          7. Consent and Waiver. Each Shareholder hereby consents to and approves the actions taken by the board of directors of Company in approving the Merger and adopting the Merger Agreement and gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreement to which such Shareholder is a party; provided, however, that such Shareholder shall not be required by this Section 7 to give any consent or waiver in his or her capacity as a director or officer of Company.

          8. Termination. This Agreement and the proxy granted in connection herewith shall terminate and shall have no further force or effect as of the Expiration Date.

          9. Confidentiality. Each Shareholder agrees (i) to hold any information regarding this Agreement and the Merger in strict confidence and
(ii) not to divulge any such information to any third person, except to the extent any of the same is hereafter publicly disclosed by Parent.

          10. Obligations Attach to Shares; Survival; Acquisition of Additional Shares of Capital Stock of Company. Each Shareholder agrees that this Agreement and the obligations hereunder shall attach to such Shareholder's Shares and shall be binding upon any person to which or whom legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including such Shareholder's heirs, guardians, administrators or successors, and that each certificate representing such Shares will be inscribed with a legend to such effect. All authority herein conferred by a Shareholder shall survive the death or incapacity of such Shareholder and any obligation of a Shareholder hereunder shall be binding upon the heirs, guardians, administrators, personal representatives, successors and assigns of a Shareholder. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of Company affecting the Shares, or the acquisition of additional shares of capital stock of Company by any Shareholder, the number of shares of capital stock of Company listed under the heading "Total Number of Shares of Company Capital Stock Subject to this Agreement" shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of capital stock of Company issued to or acquired by such Shareholder.

          11. Miscellaneous.

               11.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or


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                                                                               9

unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

               11.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other. This Agreement is intended to bind each Shareholder solely as a securityholder of Company only with respect to the specific matters set forth herein.

               11.3 Amendment and Modification. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

               11.4 Enforcement. The parties hereto acknowledge and agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of New York or in any New York state court, the foregoing being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Federal court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any



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                                                                              10

such court, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of New York or any New York state court and (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any transaction contemplated by this Agreement.

               11.5 Notices. All notices, requests, demands or other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered, if delivered by hand, (b) one business day after transmitted, if transmitted by a nationally recognized overnight courier service, (c) when telecopied, if telecopied (which is confirmed), or (d) three business days after mailing, if mailed by registered or certified mail (return receipt requested), to the parties at the following addresses:

               (i) If to any Shareholder, at the address set forth below such Shareholder's signature at the end hereof.

               (ii) if to Parent, Lux Sub or Merger Sub, to:

                    SEAT Pagine Gialle S.p.A.
                    Via Aurelio Saffi 18
                    10138 Turin, Italy
                    Attention:  Mr. Paolo Gonano
                    Telecopier: 011 39 011 435 2882

                    with a copy to:

                    Cravath, Swaine & Moore
                    825 Eighth Avenue
                    New York, NY 10019
                    Attention:  Faiza J. Saeed
                    Telecopier: (212) 474-3700




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                                                                              11

or to such other address as any party hereto may designate for itself by notice given as herein provided.

               11.6 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

               11.7 Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

               11.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

               11.9 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

                  [Remainder of page intentionally left blank.]



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                                                                              12

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

SEAT PAGINE GIALLE S.P.A.              SHAREHOLDER

By: /s/ Lorenzo Pelliccioli            -----------------------------------
    ----------------------------       (Signature)
Name:  Lorenzo Pelliccioli
Title: CEO
                                       -----------------------------------
                                       (Print Name of Shareholder)

SOGERIM, SOCIETE ANONYME               -----------------------------------
                                       (Print Street Address)

By: /s/ Jacques Loesch
--------------------------------       -----------------------------------
Name:  Jacques Loesch                  (Print City, State and Zip)
Title: Administrateur
                                       -----------------------------------
                                       (Print Telephone Number)
By:/s/ Fabio Morvilli
--------------------------------       -----------------------------------
Name:  Fabio Morvilli                  (Print Facsimile Number)
Title: President
                                       -----------------------------------
                                       (Social Security or Tax
                                           I.D. Number)

NICKEL ACQUISITION CORP.

By:  /s/ Filippo Zamparelli
------------------------------
Name:  Filippo Zamparelli
Title: President


Total Number of Shares of Company Capital Stock Owned on the Date Hereof:

Company Common Stock:
                     ------------------
State of Residence:
                     ------------------

Total Number of Shares of Company Capital Stock Subject to this Agreement:

Company Common Stock:
                     ------------------
                    SIGNATURE PAGE TO SHAREHOLDERS' AGREEMENT

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

SEAT PAGINE GIALLE S.P.A.              SHAREHOLDER

By:                                    /s/ Rosalind Resnick
   -------------------------------     ------------------------------------
                                       (Signature)
Name:
     -----------------------------
Title:
      ----------------------------     ROSALIND RESNICK
                                       -------------------------------------
                                       (Print Name of Shareholder)


SOGERIM, SOCIETE ANONYME               47 Joraleman St.
                                       -------------------------------------
                                       (Print Street Address)

By:                                    Brooklyn, NY 11201
   -------------------------------     -------------------------------------
                                       (Print City, State and Zip)
Name:
     -----------------------------     (718) 237-1624
                                       -------------------------------------
Title:                                 (Print Telephone Number)
      ---------------------------
                                        (212) 274-8835
                                       -------------------------------------
                                       (Print Facsimile Number)
NICKEL ACQUISITION CORP.
                                       ###-##-####
                                       -------------------------------------
By:                                    (Social Security or Tax
   -------------------------------     I.D. Number)
Name:
     ----------------------------
Title:
      ----------------------------

Total Number of Shares of Company Capital Stock Owned on the Date Hereof:

Company Common Stock: 5,754,500

State of Residence: New York


Total Number of Shares of Company Capital Stock Subject to this Agreement:

Company Common Stock: 5,290,383

                    SIGNATURE PAGE TO SHAREHOLDERS' AGREEMENT

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

SEAT PAGINE GIALLE S.P.A.              SHAREHOLDER

By:                                    /s/ Ryan Scott Druckenmiller
  -------------------------------    -------------------------------------
                                       (Signature)
Name:
     ----------------------------
Title:
      ---------------------------      RYAN SCOTT DRUCKENMILLER

                                       -------------------------------------
                                       (Print Name of Shareholder)

SOGERIM, SOCIETE ANONYME               708 Greenwich St. #5G
                                       -------------------------------------
                                       (Print Street Address)

By:                                    New York, NY 10014
   ------------------------------      -------------------------------------
                                       (Print City, State and Zip)
Name:
     ----------------------------      (646) 879-6156
                                       -------------------------------------
Title:                                 (Print Telephone Number)
      ---------------------------
                                       (212) 741-3370
                                       -------------------------------------
                                       (Print Facsimile Number)
NICKEL ACQUISITION CORP.
                                       ###-##-####
                                       -------------------------------------
By:                                    (Social Security or Tax
   -----------------------------        I.D. Number)
Name:
     ---------------------------
Title:
     ---------------------------

Total Number of Shares of Company Capital Stock Owned on the Date Hereof:

Company Common Stock: 5,230,035

State of Residence: New York


Total Number of Shares of Company Capital Stock Subject to this Agreement:

Company Common Stock: 4,808,218

                    SIGNATURE PAGE TO SHAREHOLDERS' AGREEMENT